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                                  [Letter Head]


                                     [Date]

[Name]
[Address]

                  Re:      CONSULTING AGREEMENT

Dear _________:

                  This letter agreement ("Agreement") sets forth the agreement with respect to your consulting services for Photogen Technologies, Inc. (the "Company") as a member of the Company's Scientific Advisory Council (the "Council").

                  1. ENGAGEMENT. Subject to the provisions of this Agreement, the Company engages you to serve as a consultant and you agree to serve in that capacity. Your duties will be to participate as a member of the Council and provide the Company's Board of Directors and management with scientific advice and counsel regarding the Company's technologies in areas of your professional expertise. The Council's purposes and structure are described in the attached resolutions of the Company's Board of Directors. Neither you nor the Council will take part in formulating and deciding policy issues and you will have limited access to material non-public information about the Company in order to avoid becoming an "affiliate" of the Company for purposes of the federal securities laws.

                  2. COMPENSATION. The Company will reimburse you for travel expenses you incur to attend meetings of the Council and for all reasonable out-of-pocket expenses you incur for activities authorized and directed by the Company. You will also be eligible to receive awards of non-qualified options to acquire shares of the Company's common stock or shares of restricted Company stock, in accordance with the Photogen Technologies, Inc. 1998 Long Term Incentive Compensation Plan as administered by the Compensation Committee of the Company's Board of Directors.

                  3. CONFIDENTIAL INFORMATION. (a) Although you and the Company will use their best efforts to minimize your access and exposure to Confidential Information (defined below), if as a result of your engagement under this Agreement you have access to Confidential Information you agree that during your engagement hereunder and at all times thereafter, you will hold in trust, keep confidential and not disclose, directly or indirectly, to any third parties or make any use of the Company's Confidential Information for any purpose except for the benefit of the Company in the performance of your duties under this Agreement. Confidential Information which, without your fault, becomes generally known to the public or in the industry, or in which the Company ceases to have a legally protectable interest, will cease to be subject to these restrictions. Upon termination of this Agreement (regardless of the reason for termination), you will immediately return to the Company all tangible Confidential Information and any other material, including information stored in electronic format and



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handwritten notes, made or derived from Confidential Information, which is in your possession or which you delivered to others.

                  (b) "Confidential Information" means any and all information that has or could have value or utility to the Company, whether or not reduced to written or other tangible form and all copies thereof, relating to the Company's private or proprietary matters, confidential matters or trade secrets (including all such matters relating to the Company's subsidiary, Photogen, Inc.). Confidential Information includes, but is not limited to the following:

                  (i) technical information (whether or not subject to patent registration or protection), such as research and development, methods, trade secrets, know-how, formulas, compositions, protocols, processes and techniques, discoveries, machines, inventions, ideas, computer programs (including software and data used in all such programs), drawings, specifications;

                  (ii) except to the extent publicly disclosed by the Company without any fault by you, information relating to the Company's patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, and all improvements and inventions related thereto;

                  (iii) business information, such as information concerning any products, customer and supplier lists, production, developments, costs, purchasing, pricing, profits, markets, sales, accounts, customers, financing, acquisitions, strategic alliances or collaborations, expansions; and

                  (iv) other information relating to the Company's or any of its affiliates' business practices, strategies or policies.

                  4. TERM; TERMINATION. The term of this Agreement will commence on the date you countersign a copy of this Agreement below, and may be terminated by you or the Company at any time, with or without cause, by written notice to the other. Your obligations under Paragraph 3 survive termination.

                  5. SEVERABILITY; CHOICE OF LAW; INJUNCTION. If any provision of this Agreement is deemed by a court of competent jurisdiction to be unenforceable or invalid, the enforceability and validity of all other provisions hereof shall not be affected thereby and such court shall modify the unenforceable or invalid provision to the extent necessary to render it enforceable and valid and such provision shall be enforced as modified. You agree that the time period and scope of the covenants in Paragraph 3 are reasonable and appropriate under the circumstances of the Company's business and your unique skills. This Agreement shall be governed and interpreted in accordance with the laws of the State of Tennessee without regard to its provisions on conflicts of law. Without limiting any other available remedies at law or in equity, the Company will be entitled to injunctive relief restraining any individual


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or entity from participating in any breach or threatened breach of this
Agreement without having to post a bond or security.

                  6. INDEPENDENT CONTRACTOR. The parties' relationship to one another under this Agreement of that of independent contractors. You are not an employee or agent of the Company and you have no authority to bind or incur liability for the Company except as may be expressly authorized in writing. You agree that the Company may disclose the existence of the Council and your membership on the Council in its filings with the Securities and Exchange Commission and other governmental entities. You will provide the Company with an up-to-date curriculum vitae describing your expertise and other professional associations and affiliations.

                  7. MISCELLANEOUS. This Agreement may not be amended or modified except by a written instrument signed by both parties after the date of this Agreement. This Agreement may be assigned by the Company and shall inure to the benefit of the Company, its successors and assigns, but may not be assigned or delegated by you. This Agreement supersedes all prior agreements, negotiations and representations, written or oral, between the parties with respect to the subject matter contained herein. Any waiver of any breach of, or failure to enforce, any of the provisions of this Agreement shall not operate as a waiver of any other breach or waiver of performance of such provisions or any other provisions.

                  Please indicate your agreement to the foregoing by signing a copy of this letter below and returning it to me. I look forward to working with your in this exciting endeavor.

                                                     Very truly yours,



                                                     John T. Smolik, President
Accepted and Agreed to
as of ________________.


By:_____________________